Exhibit 10.1

FIRST AMENDMENT TO DEED OF LEASE

THIS FIRST AMENDMENT TO DEED OF LEASE (this “First Amendment”) is entered into as of March 21, 2014 by and between MEPT COURTHOUSE TOWER, LLC, a Delaware limited liability company (“Landlord”), and OPOWER, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant entered into that certain Deed of Lease dated as of November 3, 2010 (the “Existing Lease”), pursuant to which Tenant leased a portion of the seventh (7th) and eighth (8th) floors of the building located at 1515 N. Courthouse Road, Arlington, Virginia, commonly known as Courthouse Tower (the “Building”) containing an “as agreed” 42,128 rentable square feet (the “Original Premises”).

B. Landlord and Tenant desire to amend the Existing Lease to expand the Original Premises to include an “as agreed” 9,797 rentable square feet on the ninth (9th) floor of the Building (the “Additional Premises”), which Tenant currently occupies pursuant to that certain Deed of Sublease by and between Tenant and WP Company, LLC, a Delaware limited liability company (the “Sublease”), on the terms set forth in this First Amendment.

C. Subject to the terms and conditions hereinafter provided in this First Amendment, Landlord and Tenant do hereby desire to, inter alia, (i) add the Additional Premises and (ii) otherwise amend the Existing Lease as more particularly set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties hereby agree as follows:

1. Recitals Incorporated/Capitalized Terms. The recitals are hereby incorporated herein as if fully set forth herein as a substantive provision of this First Amendment. All capitalized terms used in this First Amendment but not otherwise defined herein shall have the meanings ascribed thereto in the Existing Lease.

2. Additional Premises. Effective as of December 1, 2015 (the “Additional Premises Commencement Date”), Tenant leases the Additional Premises from Landlord, as shown on Exhibit A attached hereto and made a part hereof, which Exhibit A shall be added to Exhibit B to the Existing Lease. Tenant’s obligation to pay Base Rent and Additional Rent with respect to the Additional Premises shall commence on the Additional Premises Commencement Date. From and after the Additional Premises Commencement Date, the term “Premises,” as used herein and in the Existing Lease, and any and all of the Landlord’s and Tenant’s obligations and rights with respect thereto, shall include and apply to the Additional Premises. In connection therewith, from and after the Additional Premises Commencement Date, the definition of the term “Premises” in paragraph 1 of the Existing Lease is amended and restated as follows:

“The portion of the Building consisting of a portion of the seventh (7th), eighth (8th) and ninth (9th) floors the Building which is depicted on the plan attached as Exhibit B and agreed by Landlord and Tenant for all purposes under this Lease to consist of approximately 51,925 rentable square feet, measured in accordance with the standard BOMA Method of Measurement (ANSI-1996). The foregoing number of rentable square feet shall be final, conclusive and controlling and if Landlord remeasures the Building or Premises (regardless the reason, including whether required by a lender or due to a change in the method of measurement employed by Landlord throughout the Building), then notwithstanding the outcome of such remeasurement, neither the amount of Base Rent nor Tenant’s Pro Rata Share (Operating Costs) or Tenant’s Pro Rata Share (Property Taxes) shall be changed as a result of any such remeasurement.”

3. Must-Take Space. Landlord shall have the right, effective upon thirty (30) days’ prior written notice to Tenant, to require Tenant to lease approximately 392 rentable square feet of space located on the ninth (9th) floor of the Building and more particularly shown on Exhibit A attached hereto and made a part hereof (the “Must-Take Space”). In the event Landlord exercises such right, then upon the date on which Landlord delivers the Must-Take Space to Tenant in its as-is condition, subject to Landlord’s ongoing maintenance and repair obligations, broom clean, free of occupancies and otherwise in accordance with the Lease (the “Must-Take Space Effective Date”), (i) the Base Rent will be increased to reflect the additional square footage at the same rate per square foot as the Additional Premises, (ii) “Tenant’s Pro Rata Share (Operating Costs)” and “Tenant’s Pro Rata Share (Property Taxes)” will be recalculated to reflect the increased rentable square footage of the Premises and (iii) the “Premises for all purposes under the Lease shall include the Must-Take Space. Landlord shall prepare and submit to the Tenant a Memorandum in the form of Exhibit B (the “Second Amended and Restated Lease Memorandum”), completed in good faith by Landlord, and executed by Landlord. Landlord and Tenant shall execute the Second Amended and Restated Lease Memorandum within ten (10) Business Days following Landlord’s submission thereof to Tenant. Any refusal or failure by Tenant to execute the Second Amended and Restated Lease Memorandum shall not prevent nor delay the occurrence of the Must-Take Space Effective Date to the Premises nor the increase in Base Rent or Additional Rent with respect to the Must-Take Space nor any obligation of Tenant under the Lease, and in the event of such refusal or failure, the amounts set forth in the this First Amendment shall become binding for all purposes under the Lease and the Must -Take Space Effective Date set forth in the Second Amended and Restated Lease Memorandum shall become binding for all purposes under the Lease. In no event shall the Second Amended and Restated Lease Memorandum be recorded. Any failure by the parties to complete and execute a Second Amended and Restated Lease Memorandum shall have no effect on the parties’ rights and obligations under the Lease. In connection with the addition of the Must-Take Space to the Premises, from and after the Must-Take Space Effective Date, the definition of the term “Premises” in paragraph 1 of the Existing Lease shall be amended and restated as follows:

“The portion of the Building consisting of a portion of the seventh (7th), eighth (8th) and ninth (9th) floors the Building which is depicted on the plan attached as Exhibit B and agreed by Landlord and Tenant for all purposes under this Lease to consist of approximately 52,317 rentable square feet, measured in accordance with the standard BOMA Method of Measurement (ANSI-1996). The foregoing number of rentable square feet shall be final, conclusive and controlling and if Landlord remeasures the Building or Premises (regardless the reason, including whether required by a lender or due to a change in the method of measurement employed by Landlord throughout the Building), then notwithstanding the outcome of such remeasurement, neither the amount of Base Rent nor Tenant’s Pro Rata Share (Operating Costs) or Tenant’s Pro Rata Share (Property Taxes) shall be changed as a result of any such remeasurement.”

4. Term. The end of the Lease Term and the date on which the Lease will expire shall remain November 30, 2016.

5. Base Rent. Until the Additional Premises Commencement Date, Base Rent with respect to the Original Premises shall continue to be payable in accordance with the Existing Lease.

Notwithstanding anything in the Existing Lease to the contrary, commencing on the Additional Premises Commencement Date, Base Rent for the Premises shall be payable in accordance with the following table:

Applicable Portion of Lease Term		Rate Per Rentable Square Foot/Annum	Annual Base Rent	Monthly Base Rent Installment (Annual ÷ 12)
Beginning	Ending
December 1, 2015	August 31, 2016	$46.99	$2,439,955.75	$203,329.65
September 1, 2016	November 30, 2016	$48.40	$2,513,170.00*	$209,430.83

*	Partial Lease Year.

In the event the Must-Take Space is added to the Premises as set forth in Section 3 above, from and after the Must-Take Space Effective Date, Base Rent for the Must-Take Space shall be payable in accordance with the following table:

Applicable Portion of Lease Term		Rate Per Rentable Square Foot/Annum	Annual Base Rent	Monthly Base Rent Installment (Annual ÷ 12)
Beginning	Ending
Must-Take Space Effective Date	August 31, 2016	$46.99	$18,420.08	$1,535.01
September 1, 2016	November 30, 2016	$48.40	$18,972.80 *	$1,581.07

*	Partial Lease Year.

6. Additional Rent. Tenant shall continue to pay Additional Rent throughout the Lease Term, which shall be computed in accordance with paragraph 3.4 of the Existing Lease.

(a) Notwithstanding anything in the Existing Lease to the contrary, from and after the Additional Premises Commencement Date, the definition of “Tenant’s Pro Rata Share (Operating Costs)” and “Tenant’s Pro Rata Share (Property Taxes)” in paragraph 1 of the Existing Lease shall be amended and restated as follows:

“Tenant’s Pro Rata Share (Operating Costs)”: 21.03%, which shall be final, conclusive and controlling during the Lease Term for all purposes.

“Tenant’s Pro Rata Share (Property Taxes)” : 22.31%, which shall be final, conclusive and controlling during the Lease Term for all purposes.

(b) In the event the Must-Take Space is added to the Premises as set forth in Section 3 above, from and after the Must-Take Space Effective Date, the definition of “Tenant’s Pro Rata Share (Operating Costs)” and “Tenant’s Pro Rata Share (Property Taxes)” in paragraph 1 of the Existing Lease shall be amended and restated as follows:

“Tenant’s Pro Rata Share (Operating Costs)”: 21.19%, which shall be final, conclusive and controlling during the Lease Term for all purposes.

“Tenant’s Pro Rata Share (Property Taxes)”: 22.48%, which shall be final, conclusive and controlling during the Lease Term for all purposes.

7. Parking Ratio. Landlord and Tenant acknowledge that, upon the Additional Premises Commencement Date, the application of the Parking Ratio (i.e. 1.9 parking stalls per 1,000 rentable square feet of the Premises) to the Additional Premises shall result in 19 additional parking stalls or 99 total parking stalls for the Premises.

8. Tenant’s Termination Option. Paragraph 6.20 of the Existing Lease is hereby deleted in its entirety and is of no further force and effect.

9. Condition of Original Premises and Additional Premises. Tenant acknowledges that Tenant is currently in possession of, and Landlord makes no representation or warranties regarding the condition of, the Original Premises and the Additional Premises. Landlord is not and shall not be obligated to perform any construction, improvements or alterations to the Original Premises or the Additional Premises (nor if applicable, to the Must-Take Space).

10. Estoppel. Tenant certifies to Landlord that the following statements are true as of the date of the execution of this First Amendment: (a) there are no subtenants or other occupants of the Premises; (b) no monthly Rent installments under the Lease have been paid by Tenant by more than one month in advance; (c) neither Tenant nor, to Tenant’s knowledge, Landlord, is in default under any of the terms of the Lease; (d) the Lease is in full force and effect; (e) to Tenant’s knowledge, Tenant has no claims against Landlord; (f) to Tenant’s knowledge, Landlord has fulfilled all of its obligations under the Lease required to be fulfilled by Landlord and (g) the Tenant Improvement Allowance has been fully disbursed.

11. Severability; Captions. If any clause or provision of this First Amendment is determined to be illegal, invalid, or unenforceable under present or future laws, the remainder of this First Amendment shall not be affected by such determination, and in lieu of each clause or provision that is determined to be illegal, invalid or unenforceable, there be added as a part of this First Amendment a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable. Headings or captions in this First Amendment are added as a matter of convenience only and in no way define, limit or otherwise affect the construction or interpretation of this First Amendment or the Existing Lease.

12. Incorporation of Prior Agreement; Amendments. The Existing Lease, together with this First Amendment contains all of the agreements of the parties hereto with respect to any matter covered or mentioned therein or herein, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of the Existing Lease as amended by this First Amendment may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

13. Authority. Each individual executing this First Amendment on behalf of Tenant represents and warrants to Landlord that he or she is duly authorized to so execute and deliver this First Amendment and that all corporate actions and consents required for execution of this First Amendment have been given, granted or obtained.

14. Ratification of Lease. The Existing Lease, as herein amended, remains in full force and effect and is hereby ratified and reaffirmed in all respects. To the extent the terms of the Existing Lease and this First Amendment conflict, the terms of this First Amendment shall control.

15. Brokers. Tenant represents and warrants to Landlord that it has not dealt with any brokers or finders in connection with this First Amendment other than Tenant’s broker, CBRE, Inc., who Landlord shall pay pursuant to a separate agreement. Landlord represents and warrants to Tenant that it has not dealt with any brokers or finders in connection with this First Amendment other than Landlord’s broker, LPC Commercial Services, Inc., who Landlord shall pay pursuant to a separate agreement. Each party to this First Amendment shall indemnify, defend and hold harmless the other party from and against any and all Claims asserted against such other party by any real estate broker, finder or intermediary relating to any act of the indemnifying party in connection with this First Amendment.

16. Updated Notice Addresses for Landlord. The addresses for written notices, demands, consents, approvals, statements and communications to Landlord pursuant to the Lease are updated to the following:

MEPT Courthouse Tower, LLC

c/o Bentall Kennedy (US) LP

Attn: Director of Asset Management

7315 Wisconsin Avenue

Suite 350 West

Bethesda, MD 20814

Facsimile: 301-656-9339

MEPT Courthouse Tower, LLC

c/o Bentall Kennedy (US) LP

Attn: Director of Asset Management

1215 Fourth Avenue

Suite 2400

Seattle, WA 98161

Facsimile: 206-682-4769

MEPT Courthouse Tower, LLC

c/o NewTower Trust Company

3 Bethesda Metro Center

Suite 1600

Bethesda, MD 20814

Attn: President – Patrick O. Mayberry

Facsimile: 240-235-9961

with copy to Manager at:

LPC Commercial Services, Inc.

1515 North Courthouse Road

Suite 100

Arlington, VA 22201

Facsimile: 703-312-0476

17. Exhibit F. Exhibit F attached to the Existing Lease is hereby amended and restated by Exhibit F attached hereto and made a part hereof.

18. Miscellaneous. The captions and underlining of specific words herein are for convenience of reference only and shall not define, limit, or expand the meaning of the provisions of this First Amendment. The terms and conditions set forth in this First Amendment are the product of joint draftsmanship by all parties, each being represented by counsel, and any ambiguities in this First Amendment cannot be construed against any one party based solely upon a presumption of authorship. This First Amendment may be executed in one or more counterparts, which counterparts, when each party has signed at least one (1) counterpart hereof and delivered such signed counterpart to the other party, shall constitute one and the same instrument. This First Amendment may be executed by facsimile, electronic communication in portable document format (.pdf) or duplicate originals, and the parties agree that their electronically transmitted signatures shall have the same effect as manually transmitted signatures. The Lease and this First Amendment shall be governed and construed in accordance with the laws of the Commonwealth of Virginia. Landlord and Tenant hereby waive their right to a trial by jury in any action, proceeding, or counterclaim brought by any of such parties hereto against the other in respect of any matter whatsoever arising out of or in any way connected with this First Amendment, the Lease, the Premises and the use and occupancy thereof, or the relationship of the parties as landlord and tenant.

[SIGNATURES APPEAR ON NEXT PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed and delivered this First Amendment to Deed of Lease as of the day and year first above written.

LANDLORD: MEPT Courthouse Tower, LLC, a Delaware limited liability company

By:	MEPT Edgemoor REIT LLC, a Delaware limited liability company, its Member

	By:	Bentall Kennedy (U.S.) Limited Partnership, Authorized Signatory

		By:	Bentall Kennedy (U.S.) G.P. LLC, its general partner

			By:	/s/ Peter Potrykus
			Name:	Peter Potrykus
			Title:	VP

			By:	/s/ Kelli D. Dickerson
			Name:	Kelli D. Dickerson
			Title:	Vice President

TENANT: OPOWER, INC., a Delaware corporation

By:	/s/ Thomas Kramer
Name:	Thomas Kramer
Title:	CFO

EXHIBIT A

Additional Premises and Must-Take Space

EXHIBIT B

FORM OF SECOND AMENDED AND RESTATED MEMORANDUM

MEPT Courthouse Tower, LLC, as Landlord, and OPower, Inc., as Tenant, executed that certain Deed of Lease dated as of November 3, 2010 (the “Original Lease”), as amended by that certain First Amendment to Deed of Lease dated as of __________, 2014 (the “First Amendment” and together with the Original Lease, collectively, the “Lease”).

The First Amendment contemplates that this document shall be delivered and executed. This Second and Amended Lease Memorandum shall become part of the Lease. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Lease.

Landlord and Tenant agree as follows:

1. The Lease is in full force and effect as of the date of this Second Amended and Restated Lease Memorandum. By execution of this Memorandum, Tenant confirms that as of the date of this Second Amended and Restated Lease Memorandum to Tenant’s knowledge (1) Tenant has no claims against Landlord and (2) Landlord has fulfilled all of its obligations under the Lease required to be fulfilled by Landlord.

2. The end of the Lease Term and the date on which the Lease will expire is November 30, 2016.

3. The Premises consist of __________ rentable square feet.

4. Base Rent:

The amount of Base Rent and the portion of the Lease Term during which such Base Rent is payable shall be determined from the following table:

Applicable Portion of Lease Term		Rate Per/Rentable Sq. Ft./ Annum	Annual Base Rent	Monthly Base Rent Installment (Annual ÷ 12)
Beginning	Ending

5. Tenant’s Pro Rata Share is ________________ percent (_________%) with respect to Operating Costs and ___ percent (__%) with respect to Property Taxes.

IN WITNESS WHEREOF, this Memorandum has been executed as of _________, 20__.

LANDLORD: MEPT Courthouse Tower, LLC, a Delaware limited liability company

By:	MEPT Edgemoor REIT LLC, a Delaware limited liability company, its Member

	By:	Bentall Kennedy (U.S.) Limited Partnership, Authorized Signatory

		By:	Bentall Kennedy (U.S.) G.P. LLC, its general partner

By:
Name:
Its:

By:
Name:
Its:

TENANT: OPOWER, INC., a Delaware corporation

By:
Name:
Title:

EXHIBIT F

Location and Description of Exterior Building Sign

ONE (1) SET OF FACE-LIT CHANNEL LTRS.

GRAY DAY/WHITE NIGHT LTRS.

27'-9 1/4"

1/8" THK. #2447 WHITE PLEXI FACE "OUTLET" COMPONENTS W/ PERF. GRAY VINYL OVERLAY

OPOWER

4'-2"

1/8" THK. #2447 WHITE PLEXI FACE OUTLET "O" W/ TRANS. LT. BLUE VINYL OVERLAY (FINAL COLOR T.B.D.)

1/8" THK. #2447 WHITE PLEXI FACE LETTERS W/ PERF. GRAY VINYL OVERLAY (FINAL COLOR T.B.D.)

SCALE	1/4" = 1'-0"
QTY: (1) SET	115.7 SF

5"
T.B.D.
.063 ALUM. RETURNS PTD. BLACK
1" BLACK TRIMCAP
WHITE QUAZAR U.S. L.E.D.'s
1/8" THK. #2447 TRANS. WHITE PLEXI FACE W/ VINYL OVERLAY (SEE SPECS ABOVE)
LTR. INTERIOR PTD. WHITE W/ LIGHT ENHANCING PAINT
WEEP HOLES AS REQ'D
CORBELLED ARCHITECTURAL FEATURE
BUILDING FASCIA
S.S. BOLTS & DBL. EXP. ANCHORS
ALUM. CHANNEL LETTER BACK
REMOTE L.E.D. POWER SOURCE
WIRING IN LIQUITIGHT

* ALL ELECTRICAL COMPONENTS UL LISTED

CHNL. LTR. SECTION - REMOTE NTS

CLIENT TO SUPPLY DIGITAL OUTLINE LOGO ART & COLOR REQUIREMENTS PRIOR TO PRODUCTION.

jackstone SIGNS
3131 PENNEY DRIVE
LANDOVER, MD 20785
PH (301)322-3323
FX (301)322-8407
www.jackstone.net

Customer	Opower @ Courthouse Towers
Address	1515 N. Courthouse Road
City	Arlington
State	VA
File Name	Opower (cnl's)

Dwg. No.	8723
Scale	Noted
Date	9/27/10
Designer	LL
Contact	Chris Stone

Notice: This drawing is an original design, created by Jack Stone Sign Company and is submitted for use in conjunction with this project only. This drawing cannot be duplicated, altered, or exhibited in any fashion without authorization from Jack Stone Sign Company. This drawing remains the property of Jack Stone Sign Company and any unauthorized use or exhibition will result in a design fee.

REQUIRED ELECTRICAL SERVICE TO SIGN LOCATION IS TO BE PROVIDED BY OTHERS

REVISIONS

Customer Approval (Please Print Full Name) ____________

Signature & Date ____________

120' +/-
OPOWER
4'-6" +/-
WALL

PHOTO RENDERING PROPORTIONAL SCALE

jackstone SIGNS www.jackstone.net	3131 PENNEY DRIVE LANDOVER, MD 20785 PH. (301)322-3323 FX. (301)322-8407	Customer: *Opower @ Courthouse Towers* Address: *1515 N. Courthouse Road* City: *Arlington* State: *VA* File Name: *Opower (cul's)*	Dwg. No. *8725* Scale: *Noted* Date: *9/27/10* Designer: *LL* Contact: *Chris Stone*

Notice: This drawing is an original design, created by Jack Stone Sign Company and is submitted for use in conjunction with this project only. This drawing cannot be duplicated, altered, or exhibited in any fashion without authorization from Jack Stone Sign Company. This drawing remains the property of Jack Stone Sign Company and any unauthorized use or exhibition will result in a design fee.

REQUIRED ELECTRICAL SERVICE TO SIGN LOCATION IS TO BE PROVIDED BY OTHERS

REVISIONS

Customer Approval
(Please Print Full Name) ______________________

Signature & Date ______________________